UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2022

SITIO ROYALTIES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38158	82-0820780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1401 Lawrence Street, Suite 1750

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (720) 640-7620

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value	STR	New York Stock Exchange
Warrants, each to purchase one share of Class A common stock	STR WS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

364-Day Bridge Term Loan Agreement

On June 24, 2022 (the “Closing Date”), Sitio Royalties Operating Partnership, LP (“Sitio OpCo” or the “Borrower”), a wholly owned subsidiary of Sitio Royalties Corp. (the “Company”), as borrower, entered into an unsecured 364-Day Bridge Term Loan Agreement with Bank of America, N.A., as Administrative Agent (the “Agent”) for the lenders (the “Lenders”), BofA Securities, Inc., as joint lead arranger and sole bookrunner, and Barclays Bank PLC and KeyBank National Association, as joint lead arrangers (the “Bridge Loan Agreement”).

The Bridge Loan Agreement provides for a 364-day term loan credit facility (the “Bridge Loan Facility”) in the aggregate principal amount of $250,000,000, which was fully-drawn by the Borrower on the Closing Date. Sitio OpCo used the proceeds from the Bridge Loan Facility to finance a portion of the Foundation Acquisition (as defined and described in Item 8.01).

The Bridge Loan Facility matures on June 23, 2023, which is the 364th day after the Closing Date.

Interest accrues on the Bridge Loan, at the Borrower’s option, at either (1) a Term SOFR rate or (2) a base rate (defined on the basis of prime rate) plus an ABR margin. The ABR margin ranges from 5.000% to 6.500%, determined by reference to the time of calculation. The Borrower will also pay a duration fee to each Lender based on such Lender’s credit exposure as of the specified payment date, ranging from 0.500% to 1.000%.

The obligations under the Bridge Loan Agreement are guaranteed by the subsidiaries of Sitio OpCo pursuant to that certain Guarantee Agreement, dated as of the Closing Date, among the Agent and the guarantors party thereto.

The Bridge Loan Agreement includes, among other terms and conditions, a maximum leverage ratio covenant and a minimum current ratio covenant, as well as customary representations, warranties, covenants and events of default, including, among others, a change of control event of default and limitations on the incurrence of indebtedness and liens, new lines of business, mergers, transactions with affiliates and burdensome agreements. During the continuance of an event of default, the Lenders may take a number of actions, including, among others, declaring the entire amount then outstanding under the Bridge Loan Agreement to be due and payable.

The above references to and description of the Bridge Loan Agreement do not purport to be complete and are qualified in their entirety by reference to the Bridge Loan Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

First Amendment to Second Amended and Restated Credit Agreement

On June 7, 2022, Sitio OpCo, as borrower, and the other guarantors party thereto entered into that certain Second Amended and Restated Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as the administrative agent and issuing bank, the lenders and the other financial institutions from time to time party thereto, pursuant to which the lenders thereunder made loans and other extensions of credit to the borrower thereunder.

On the Closing Date, Sitio OpCo and the other guarantors party thereto entered into that certain First Amendment to Credit Agreement (the “Amendment”), pursuant to which the Credit Agreement was amended to permit the borrowings under the Bridge Loan Agreement and permit the transactions contemplated by the Bridge Loan Agreement and the Foundation Acquisition. The Amendment waives the Borrowing Base reduction that would otherwise apply to the incurrence of Permitted Additional Debt (as defined in the Amendment) up to an aggregate amount of $400 million incurred prior to the Borrowing Base redetermination scheduled to occur on or about October 1, 2022. The Amendment also amends the maturity date of the Credit Agreement to include a springing maturity date concept, pursuant to which the Credit Agreement would mature on the date that is 91 days prior to the maturity date of the Bridge Loan Agreement (or any refinancing thereof), if any portion of the Bridge Loan remains outstanding on such date.

The above references to and description of the Amendment do not purport to be complete and are qualified in their entirety by reference to the Amendment, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 regarding the Bridge Loan Agreement and Amendment are incorporated into this Item 2.03 by reference.

Item 7.01.	Regulation FD Disclosure

On June 27, 2022, the Company issued a press release announcing the Foundation Acquisition and the Momentum Acquisition (as defined herein), among other items. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On June 27, 2022, the Company posted an investor presentation to its website related to the Foundation Acquisition and the Momentum Acquisition, among other items. The presentation is posted on the Company’s website at investors.sitio.com under the “Events & Presentations” page.

The information furnished with this report, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On June 24, 2022, KMF Land, LLC, a wholly owned subsidiary of Sitio OpCo (“KMF Land”), entered into a purchase and sale agreement with Foundation Minerals, LLC (“Foundation”), providing for the contemporaneous acquisition by KMF Land of the approximately 19,700 net royalty acres in the Permian Basin owned by Foundation for approximately $323 million (the “Foundation Acquisition”). The Foundation Acquisition has an effective date of April 1, 2022 and was funded by borrowings under the Borrower’s Credit Agreement as well as proceeds from the Bridge Loan Facility and cash on hand.

On June 21, 2022, KMF Land entered into a purchase and sale agreement with Momentum Minerals Operating, LP, Momentum Minerals Operating II, LP, Momentum Minerals Nominee, Inc., Momentum Minerals Nominee II, Inc. and Athene Annuity & Life Assurance Company (together, “Momentum”) providing for the acquisition by KMF Land of the approximately 12,200 net royalty acres in the Permian Basin owned by Momentum for approximately $224 million (the “Momentum Acquisition”). The Momentum Acquisition will have an effective date of March 1, 2022 and is subject to customary closing conditions. The Company expects to fund the Momentum Acquisition utilizing debt proceeds and expects the Momentum Acquisition to close in the third quarter of 2022.

Item 9.01	Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	364-Day Bridge Term Loan Agreement, dated as of June 24, 2022, among Sitio Royalties Operating Partnership, LP, as borrower, the lenders party thereto and Bank of America, N.A., as the administrative agent.

10.2	First Amendment to Second Amended and Restated Credit Agreement, dated as of June 24, 2022, among Sitio Royalties Operating Partnership, LP, as borrower, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as the administrative agent and issuing bank.

99.1	Press Release dated June 27, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITIO ROYALTIES CORP.

Date: June 27, 2022	By:	/s/ Brett S. Riesenfeld
Brett S. Riesenfeld
Executive Vice President, General Counsel and Secretary

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